Exhibit 99.2

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Thomas Weisel Partners Group, Inc.

One Montgomery Street

San Francisco, CA 94104

Board of Directors

Re:	Proxy Statement of Thomas Weisel Partners Group, Inc. included in the proxy statement/prospectus, which forms part of the Registration Statement on Form S-4 of Stifel Financial Corp.

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 25, 2010, to the Board of Directors of Thomas Weisel Partners Group, Inc. included as Annex B to the Proxy Statement of Thomas Weisel Partners Group, Inc. (the “Proxy Statement”) included in the proxy statement/prospectus, which forms part of the registration statement on Form S-4 of Stifel Financial Corp. (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof and the references to our firm and our opinion therein under the headings “SUMMARY—Opinion of Thomas Weisel Partners’ Financial Advisor,” “Proposal One: The Merger—Background of the Merger,” “Proposal One: The Merger— Thomas Weisel Partners’ Reasons for the Merger,” and “Proposal One: The Merger—Opinion of Thomas Weisel Partners’ Financial Advisor.” The foregoing consent applies only to foregoing references as filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 28, 2010

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.